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                                                                      EXHIBIT 13
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                    SECURITIES PLEDGE AND SECURITY AGREEMENT

        SECURITIES PLEDGE AND SECURITY AGREEMENT ("AGREEMENT") is dated as of June 10, 2004, and is entered into by and between THE 520 GROUP, LLC, a California limited liability company ("BORROWER"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as pledgee ("LENDER").

                                   WITNESSETH:

        WHEREAS, contemporaneously herewith, Lender has agreed to loan certain funds to Borrower pursuant to a Loan Agreement ("LOAN AGREEMENT") dated as of the date hereof and certain other Loan Documents. (All capitalized terms used and undefined herein shall have the meanings given to them in such Loan Agreement.);

        WHEREAS, as a condition to the Loan, Lender requires a pledge by Borrower of its interest in the Pledged Securities (namely, consisting of the common stock of PLRE) referred to in the Loan Agreement as security for Borrower's obligations under the Loan Documents (as used herein, "PLEDGED SECURITIES" shall include all rights of the holder and proceeds of the Pledged Securities);

        WHEREAS, to facilitate perfection and priority of the Lender's security interest in the Pledged Securities, Borrower shall deliver the original share certificates evidencing such Pledged Shares, along with fully executed stock powers in blank with respect thereto, to Wells Fargo Institutional Securities LLC ("WFS") to hold, as collateral security for the Loan, in the WFS securities account referred to in SECTION 1 below, and Borrower, WFS and Lender shall enter into a Securities Account Control Agreement of even date herewith ("CONTROL AGREEMENT"); and

        WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the parties hereto shall have executed and delivered this Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce Lender to enter into the Loan Agreement and advance the funds thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

        1. GRANT OF SECURITY INTEREST. Borrower hereby irrevocably and unconditionally grants a first lien security interest in, and assigns, pledges, and transfers to Lender, the following:

                (a) Account number 12797957 established by Borrower with WFS subject to this Agreement and the Control Agreement, and all successor and replacement accounts, regardless of the numbers of such accounts or the offices at which such accounts are maintained (the "SECURITIES ACCOUNT") and all rights of Borrower in connection with the Securities Account; and

                (b) All investment property, security entitlements, financial assets, certificated securities, uncertificated securities, money, deposit, securities accounts, general intangibles, and all other investments or property now or hereafter held in the Securities Account or pledged by Borrower to Lender, including, without limitation, the Pledged Securities,

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together with all rollovers, renewals or reinvestments of any of the foregoing property, all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, dividends, rights to interest, interest payments, dividends paid in stock, rights under hedge or derivative transactions, equity swaps, caps, floors or collars, new securities or other property which Borrower is or may hereafter become entitled to receive on account of or related to any of the foregoing property; and the proceeds, increase and products of any of the foregoing or replacements thereof or substitutions therefor (including, without limitation, any and all sums on deposit in the Securities Account, and all successor and replacement accounts, regardless of the numbers of such accounts or the offices at which such accounts are maintained and all rights of Borrower in connection with such account); and

                (c) all of Borrower's rights under the Registration Rights Agreement,

        all of which property referenced in subsections (a) through (c) above, and all other property at any time pledged to Lender hereunder (whether described herein or not), and all income therefrom and proceeds thereof, are herein collectively referred to as the "COLLATERAL".

        2. PERFECTION. In connection with this Agreement, Borrower hereby agrees at all times while the Obligations, as defined herein, are outstanding to hold the Pledged Securities in the Securities Account and to provide the original certificates evidencing such Pledged Securities, along with fully executed stock powers in blank with respect thereto, in order to perfect Lender's lien under this Agreement.

        3. OBLIGATIONS SECURED. The Collateral secures and will secure all debts, obligations or liabilities now or hereafter existing, absolute or contingent, to Lender under the Loan Agreement and the other Loan Documents, including any amendments, renewals or replacements thereof (collectively, the "OBLIGATIONS").

        4.      MINIMUM COVERAGES; ADDITIONAL PLEDGED SECURITIES; DAILY
RE-MARGIN.

                (a) At all times while the Loan remains outstanding, (i) there shall be not less than one million (1,000,000) common stock shares (adjusted for any stock splits, if applicable) of PLRE constituting the Pledged Securities, (ii) the market value of the Pledged Securities shall not be less than eleven million five hundred thousand dollars ($11,500,000), AND (iii) the market value of the Pledged Securities shall equal or exceed two hundred percent (200%) (each of the foregoing, a "REQUIRED MINIMUM COVERAGE"), as calculated in accordance with Regulation U of the Federal Reserve Board, of the then outstanding principal balance under the Loan.

                (b) Lender shall monitor and measure compliance with the covenant set forth in subsection (a) above on a daily basis and, in the event that Lender determines that the market value of the Pledged Securities is less than any Required Minimum Coverage, Borrower shall, within two (2) Business Days following written demand from Lender, either (i) repay principal outstanding under the Loan or (ii) deposit or deliver additional registered and unencumbered common stock shares of PLRE into the Securities Account (by delivering the original of any certificates evidencing such shares along with a fully executed stock power in blank), in either case such that, following such repayment or deposit, each Required Minimum Coverage is achieved.


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                (c)     So long as there then exists no Default or Potential
Default under the Loan Agreement, Borrower shall be entitled to disbursements of interest and/or cash dividends earned on financial assets maintained in the Securities Account.

        5.      RELEASE OF COLLATERAL.

                (a) In the event that the market value of the Pledged Securities equals or exceeds two hundred twenty-five percent (225%), as calculated in accordance with Regulation U of the Federal Reserve Board, of the then outstanding principal balance under the Loan, for a period of three (3) consecutive calendar months, upon Borrower's request Lender shall transfer to Borrower (and release its lien with respect to) a portion of the Pledged Securities as is appropriate so that the market value of the Pledged Securities, following such release and transfer, is not less than each Required Minimum Coverage; PROVIDED, HOWEVER, that the value of the Pledged Securities, following any such release, shall equal or exceed two hundred five percent (205%) of the then outstanding principal balance of the Loan.

                (b) If Borrower makes or causes to be made to Lender a permitted principal repayment in excess of ten million dollars ($10,000,000) in accordance with the provisions of the Loan Agreement, then Lender shall release a portion of the Pledged Securities as is appropriate so that the market value of the Pledged Securities, following such release and transfer, are not less than each Required Minimum Coverage. In no event shall Lender's lien on any Collateral be released unless Lender shall have received the appropriate repayment of the principal amount of the Loan and all other sums due Lender under the Loan Documents. Lender shall, in a timely manner, execute and deliver all documents and instruments (reasonably necessary to evidence the release of such lien) prepared by Borrower at Borrower's cost and expense.

                (c) If Borrower makes or causes to be made to Lender a payment in full of the Loan in accordance with the provisions of the Loan Agreement, then Lender shall release the Pledged Securities. In no event shall Lender's lien on any Collateral be released unless Lender shall have received the appropriate repayment of the principal amount of the Loan and all other sums due Lender under the Loan Documents. Lender shall, in a timely manner, execute and deliver all documents and instruments (reasonably necessary to evidence the release of such lien) prepared by Borrower at Borrower's cost and expense.

        6.      RIGHTS OF LENDER.

                (a) Lender shall have no liability hereunder with respect to the Collateral other than as a result of Lender's gross negligence or willful misconduct, it being understood that Lender shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall Lender be under any obligation to take any action whatsoever with regard thereto. If a Default under the Loan Agreement has occurred and is continuing, Lender may, with any notice by Lender as provided for in the Loan Agreement, exercise all rights, privileges or options pertaining to any Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.


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                (b)     For the purpose of enabling the Lender to exercise its
rights under this SECTION 6 or otherwise in connection with this Agreement, Borrower hereby (i) constitutes and appoints the Lender (and any of the Lender's officers, employees or agents designated by the Lender) its true and lawful attorney in fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of Borrower, which the Lender may deem necessary or desirable (including, without limitation, exercise of rights under the Registration Rights Agreement) to protect, collect, realize upon and preserve the Pledged Securities, to enforce the Lender's rights with respect to the Pledged Securities and to accomplish the purposes hereof, and (b) revokes all previous proxies with regard to the Pledged Securities and appoints the Lender as its proxyholder with respect to the Pledged Securities to attend and, following a Default under the Loan Agreement, notice of which Default has been provided by Lender to Borrower, vote at any and all meetings of the shareholders, partners or members of PLRE held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as any portion of the Loan remains outstanding or the Obligations have not been indefeasibly paid and performed in full. Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this SECTION 6.

        7.      REMEDIES.

                (a) GENERAL REMEDIES. Upon the occurrence of any Default under the Loan Agreement or other Loan Documents, notice of which Default has been provided by Lender to Borrower, Lender shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code of the State of California ("UCC") and other applicable laws. Without limiting the generality of the foregoing, Borrower agrees that any item of the Pledged Securities may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers' board or elsewhere, by public or private sale, and at such times and on such terms, as the Lender shall determine, and Lender may, in its sole discretion, determine the appropriate amount of Pledged Securities to sell in order to satisfy the Obligations in full; PROVIDED, HOWEVER, that Borrower shall be credited with the net proceeds of sale only when such proceeds are finally collected by Lender. Lender shall give Borrower such notice of any private or public sales as may be required by the UCC or other applicable law. Subject to the requirements of applicable law, Borrower agrees that Lender need not give notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place. No notification need be given to Borrower if it has signed, after Default under the Loan Documents which has not been cured within the applicable cure period, if any, a statement renouncing or modifying any right to notification of sale or other intended disposition. Borrower recognizes that Lender may be unable to make a public sale of any or all of the Pledged Securities, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Securities so sold, free of any right or equity of


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redemption, which right or equity of redemption Borrower hereby releases to the extent permitted by law.

                (b) PROCEEDS ACCOUNT. To the extent that any of the Obligations may be contingent, unmatured or unliquidated at such time as there may exist a Default under the Loan Agreement, Lender may, at its election, (a) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest bearing restricted deposit account (the "PROCEEDS ACCOUNT") created and maintained by Lender for such purpose (as to which Borrower hereby grants a security interest and which shall constitute part of the Collateral hereunder) until such time as Lender may elect to apply such proceeds to the Obligations, and Borrower agrees that such retention of such proceeds by Lender shall not be deemed strict foreclosure with respect thereto, (b) in any manner elected by Lender, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount, or (c) otherwise proceed in any manner permitted by applicable law. Borrower agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, Borrower shall not have any right of withdrawal with respect to such funds. Accordingly, Borrower irrevocably waives until the termination of this Agreement in accordance with its terms, the right to make any withdrawal from the Proceeds Account and the right to instruct Lender to honor drafts against the Proceeds Account.

                (c) APPLICATION OF PROCEEDS. Subject to subsection (b) above, the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts of the Collateral (including any cash contained in the Securities Account) the application of which is not otherwise provided for herein, shall be applied to repay the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Borrower or otherwise disposed of in accordance with the UCC or other applicable law. Borrower shall remain liable to Lender for any deficiency which exists after any sale or other disposition or collection of Collateral.

                (d) REGISTRATION RIGHTS. If Lender shall determine to exercise its right to sell any or all of the Collateral pursuant to this SECTION 7, and if Lender shall determine, in its sole discretion, that it is necessary or advisable to have the Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended ("SECURITIES ACT"), or in the event that Lender determines that it is necessary or advisable to arrange an underwritten sale of all or a portion of the Collateral, Lender shall have the right to exercise, pre-foreclosure and in Borrower's name or in Lender's name (at Lender's sole discretion), any and all registration rights under the Registration Rights Agreement (with respect to an appropriate amount of Pledged Securities, as determined by Lender in its sole discretion, necessary to sell in order to satisfy the Obligations in full) and to cause, in the name of Borrower or in the name of Lender (in Lender's sole discretion), sales of the Pledged Securities pursuant to such registration, and Borrower shall execute and deliver, and shall use its best efforts to cause PLRE's and Borrower's respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things as may, in the view of Lender, be advisable to (i) register such Collateral under the provisions of the Securities Act and/or the Registration Rights Agreement (including, without limitation, any necessary or advisable amendment to such Registration Rights Agreement) and to cause the registration


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statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the view of Lender, are necessary or be necessary or advisable, all in conformity with the requirements of the Securities and Exchange Commission applicable thereto, and (ii) enable and facilitate a third-party underwritten sale of such Collateral, including, without limitation, exercise of demand registration rights pursuant to the Registration Rights Agreement. In connection therewith, Borrower authorizes the incurrence of, and agrees to pay, all related "selling costs," as such term is defined in the Registration Rights Agreement. Borrower agrees to comply, and to use its best efforts to cause PLRE to comply, with the provisions of the securities or "Blue Sky" laws of any jurisdiction which Lender shall designate, and to use its best efforts to cause PLRE to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act. Borrower shall cause to be furnished to Lender such number of copies as Lender may request of each preliminary prospectus and prospectus, shall promptly notify Lender of the happening of any event (upon becoming aware thereof) as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances and shall cause Lender to be furnished with such number of copies as Lender may reasonably request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or correct such omission.

                (e) NO OBLIGATION TO DELAY SALE. Lender shall be under no obligation to delay a private sale of any of the Collateral for the period of time necessary to permit the issuer thereof to register such Collateral for public sale under the Securities Act, or under applicable state securities laws or pursuant to any "black-out" or similar restriction in the Registration Rights Agreement, even if such issuer would agree to do so.

                (f) FURTHER ACTS. Borrower further agrees to do or to use its best efforts to cause to be done all such other acts and things as may be necessary to make any sales of all or any portion of the Collateral pursuant to this Section valid and binding and in compliance with any and all applicable laws (including the Exchange Act), regulations, orders, writs, injunctions, decrees or awards of any and all Government Authorities having jurisdiction over any such sale or sales.

                (g) EQUITABLE RELIEF. Borrower acknowledges that a breach of any of the covenants contained in this SECTION 7 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this
SECTION 7 shall be specifically enforceable against Borrower, and Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Default has occurred under the provisions of the Loan Agreement.

                (h) COSTS AND EXPENSES. Borrower shall bear all costs and expenses of carrying out its obligations under this SECTION 7, including any costs associated with a third-party underwritten sale of the Collateral.


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        8.      REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants that, to the best of its knowledge:

                (a) On the date of delivery to Lender of the Collateral described herein, no party other than Borrower and Lender will have any right, title or interest in and to the Collateral.

                (b) Borrower has, and on the date of delivery to Lender of any Collateral will continue to have, full power, authority and legal right to own the Collateral and to pledge all of the right, title and interest of Borrower in and to the Collateral.

                (c) This Agreement has been duly authorized, executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

                (d) No consent of any other party (including, without limitation, creditors of Borrower) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Borrower in connection with the execution, delivery or performance of this Agreement.

                (e) The execution, delivery and performance of this Agreement will not violate or conflict with any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any material mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Borrower is a party or which purports to be binding upon Borrower or upon its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Borrower except as contemplated by this Agreement.

                (f) The pledge, assignment and delivery of the Collateral pursuant to this Agreement will create a valid first lien on and a first perfected security interest in, all right, title or interest of Borrower in or to the Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Borrower which would include, without limitation, the Collateral.

                (g) Borrower has, and at all times shall have obtained, all permits, licenses, exemptions, and approvals necessary to own the Collateral, and shall maintain compliance with all governmental requirements applicable to the Collateral and the making of the Borrower Loan and all other applicable statues, laws, regulations and ordinances necessary for the transaction of Borrower's business.

                (h) All financial statements and information heretofore delivered to Lender by Borrower with respect to the Collateral, the financial condition of Borrower and, to the best of Borrower's knowledge, the Property fairly and accurately represent the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and


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obtain additional information from third parties regarding any of the above, including, without limitation, credit reports of Borrower.

                (i) To the best of Borrower's knowledge, all reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan, Collateral, the Property or otherwise required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

                (j) Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

                (k) Borrower is familiar with and in compliance with all governmental requirements for the ownership of the Collateral and the making of the Borrower Loan and will conform to and comply with all governmental requirements applicable thereto.

        9.      COVENANTS OF BORROWER. Borrower covenants and agrees as follows:

                (a) Borrower will defend Lender's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to Lender as Collateral hereunder and will likewise defend Lender's right thereto and security interest therein.

                (b) Without the prior written consent of Lender, Borrower will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

                (c) Borrower will not withdraw funds from the Securities Account, or exercise any dominion or control over the Securities Account except in accordance with this Agreement and the Control Agreement. Without in any way limiting the foregoing, Borrower will not invest or cause the investment of any funds in the Securities Account except as may be approved by Lender in writing.

                (d) Promptly upon receipt or delivery thereof, Borrower shall cause to be delivered to Lender true and complete copies of all written notices, reports and other communications received or delivered by Borrower or any Affiliate, in connection with the Collateral.

                (e) Upon Lender's request and at Borrower's sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts reasonably necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement.


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        10.     BORROWER'S WAIVERS AND AUTHORIZATIONS.

                (a) Borrower hereby expressly waives, to the full extent legally permissible: (i) diligence, presentment, demand for payment and protest;
(ii) the benefit of any statute of limitations in connection with the Obligations; (iii) discharge of the Obligations due to any disability of Borrower, or any Person; (iv) any defenses of Borrower or any Person to the Obligations or to any other obligations not arising under the express terms of the documents relating thereto or from a material breach thereof by Lender which under the law has the effect of discharging Borrower or any Person from the Obligations as to which this Agreement is sought to be enforced; (v) the benefit of any act or omission by Lender which directly or indirectly results in or aids the discharge of Borrower or any Person from any of the Obligations, by operation of law or otherwise; (vi) the cessation or limitation from any cause whatsoever, other than payment and performance in full, of the Obligations;
(vii) all notices whatsoever, including, without limitation, notice of acceptance of this Agreement and the incurring of the Obligations; and (viii) any requirement that Lender exhaust any right, power or remedy or proceed against the Borrower or any Person or any other security for, or any other guarantor of, or any other party liable for, any of the Obligations or any portion thereof. Borrower specifically agrees that it will not be necessary or required, and Borrower shall not be entitled to require, that Lender file suit or proceed to assert or obtain a claim for personal judgment against any Person for the Obligations or to make any effort at collection or enforcement of the Obligations from any Person or foreclose against or seek to realize upon any security now or hereafter existing for the Obligations or file suit or proceed to obtain or assert a claim for personal judgment against Borrower or any other guarantor or other party liable for the Obligations or make any effort at collection of the Obligations from any such party or exercise or assert any other right or remedy to which Lender is or may be entitled in connection with the Obligations or any security or guaranty relating thereto or assert or file any claim against the assets of any Person, before or as a condition of enforcing the liability of Borrower under this Agreement.

                (b) Borrower authorizes Lender, either before or after revocation hereof, without notice or demand and without affecting Borrower's other liability hereunder, from time to time and at any time, subject to the terms of the Agreement:

                        1. to compromise, renew or extend any or all of the terms of the Obligations, including but not limited to the time for payment thereof and the rate of interest applicable thereto;

                        2. to take and hold security, other than the Pledged Securities, for payment of the Obligations or any part of either thereof, to perfect or fail to perfect any security interest in the Pledged Securities or any such other security, and to exchange, enforce, waive and release the Pledged Securities, or any part thereof, or any such other security;

                        3. after the occurrence and during the continuance of an Event of Default, to apply the Pledged Securities, or any other security, and direct the order or manner of sale thereof, including, without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine, without any obligation to marshal assets;


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                        4.      to release or compromise the obligations of, or
        substitute, any pledgor of security for, or guarantor of, the Obligations or any part of either thereof, or any other Person; and

                        5. to permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code Section 364 in a case by or against any other Person; and to permit or suffer the disallowance, avoidance or subordination of any of the Obligations or any other Person or collateral for any of the Obligations.

                (c) No obligation of Borrower hereunder shall be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any other Person or by any defense which any other Person may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. Borrower acknowledges and agrees that any interest on the Obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of the parties that the Obligations should be determined without regard to any rule of law or order which may relieve any other Person of any portion of the Obligations. Borrower shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Lender, or allow the claim of Lender in respect of, any such interest accruing after the date on which such proceeding is commenced. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the Obligations or any part thereof is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, reorganization, moratorium or other debtor relief proceeding of Borrower, or otherwise, all as though such payment had not been made. Borrower waives any right of the deferral or modification of Borrower's obligations hereunder by virtue of any such proceeding.

        11. FURTHER ASSURANCES. Borrower agrees that at any time and from time to time upon the written request of Lender, Borrower will execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement.

        12. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and, in the case of any such amendment or modification, by Borrower. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        13. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered to the appropriate party at the address or facsimile number set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement, and provided that any notice sent by facsimile shall be concurrently delivered by an alternate permitted delivery method). All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three
(3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Lender at the address specified, or if sent by facsimile, upon sender's notification of successful transmission; PROVIDED, HOWEVER, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

        14. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement in the event of a default are cumulative to, and not exclusive of, any rights or remedies otherwise available to Lender under the Loan Documents.

        15. INDEMNIFICATION. Borrower hereby agrees to indemnify Lender, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an "INDEMNIFIED PERSON") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party or by Borrower, in any way relating to or arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral or (b) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, including, without limitation, any alleged violations of the Securities Act (the "INDEMNIFIED LIABILITIES"); provided that Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        16. DISCLOSURE OF INFORMATION. Borrower acknowledges that Lender has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Obligations of Borrower to Lender and any obligations with respect thereto, including this Agreement. In connection therewith, Lender may disclose all documents and information which Lender now has or hereafter acquires relating to Borrower and this Agreement, whether furnished by Borrower, Borrower or otherwise. Borrower further agrees that Lender may disclose such documents and information to Borrower. In the event of any such sale, assignment, transfer or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in this Agreement only as and to the extent they agree among themselves. In connection with any such sale, assignment, transfer or participation, Borrower further agrees that this Agreement shall be sufficient evidence of the obligations of

Borrower to each purchaser, assignee, transferee or participant, and upon written request by Lender, Borrower shall enter into such amendment or modification to this Agreement as may be reasonably required in order to evidence any such sale, assignment, transfer or participation. The indemnity obligations of Borrower under this Agreement shall also apply with respect to any purchaser, assignee, transferee or participant.

        17. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        18. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        19. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Loan Agreement, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.

        20. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Borrower consents to the jurisdiction of any Federal or State Court within the State of California having proper venue and also consent to service of process by any means authorized by California or Federal Law.

        21. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE

CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

        22. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and delivered on the day and year first above written.

                  "LENDER"           WELLS FARGO BANK,
                                     NATIONAL ASSOCIATION



                                     By:
                                              ----------------------------------
                                     Name:
                                              ----------------------------------
                                     Its:
                                              ----------------------------------

                  "BORROWER"         THE 520 GROUP, LLC,
                                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                     By:
                                              ----------------------------------
                                     Name:    Mark Daitch
                                     Its:     Manager



                                     By:
                                              ----------------------------------
                                     Name:    Barry McComic
                                     Its:     Manager